Exhibit 99.1

Dorian LPG Confirms Receipt of Unsolicited Proposal from BW LPG
STAMFORD, May 29, 2019 – Dorian LPG (NYSE: LPG) today confirmed that it has received an unsolicited proposal from BW LPG to combine with Dorian in a transaction in which Dorian shareholders would receive 2.05 shares of BW LPG for each share of Dorian.
The Board of Directors of Dorian will review BW's proposal in consultation with its financial and legal advisors.
No assurance can be given that any transaction will occur.
About Dorian LPG Ltd.
 Dorian LPG is a liquefied petroleum gas shipping company and a leading owner and operator of modern VLGCs. Dorian LPG's fleet currently consists of twenty-two modern VLGCs. Dorian LPG has offices in Stamford, Connecticut, USA, London, United Kingdom and Athens, Greece.
Forward-looking Statements
 This press release contains "forward-looking statements." Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "may," "should" and similar expressions are forward-looking statements. These statements are not historical facts but instead represent only the Company's belief regarding future results, many of which, by their nature are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those anticipated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect future results, see the discussion in the Company's Annual Report on Form 10-K, under the heading "Risk Factors." The Company does not assume any obligation to update the information contained in this press release.
For further information:
Dorian LPG Ltd.
Ted Young
Chief Financial Officer
(203) 674-9900
 IR@dorianlpg.com
Kekst
Ruth Pachman/Mark Semer
(212) 521-4800
ruth.pachman@kekst.com
mark.semer@kekst.com